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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934


Date of Report (Date of earliest event reported)       JUNE 18, 1998

                                   INSCI CORP.
              Exact name of Registrant as specified in its Charter)

                                    DELAWARE
                 (State of other jurisdiction of incorporation)

1-12966                                           06-1302773
Commission File No.                               I.R.S. Employer Identification


TWO WESTBOROUGH BUSINESS PARK,
WESTBOROUGH, MA                              01581
Address of principal                        Zip Code
executive offices


(508) 870-4000
Registrant's telephone number,
including area code





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ITEM 6.     RESIGNATION OF REGISTRANT'S DIRECTORS
            On June 18, 1998, Messrs. Richard Gerstner, Leonard Gartner and Mitchell Klein, members of the Board of Directors of the Registrant (the "Company") resigned from the Board. Their resignations were not as a result of a disagreement with the Company's operations, policies or practices but rather a difference of opinion with respect to the exercise of their business judgment concerning the extension and renewal of the employment agreement of the Company's Chief Executive Officer, Mr. E. Ted Prince.

            The departing Directors did not provide written resignations to the Board. The Company issued a press release on June 18, 1998, a copy of which is annexed as Exhibit 1.

            In that regard, following their resignations, the Board appointed two new independent Directors, Thomas Farkas and Robert Little. Mr. Farkas owns approximately 25% of the issued and outstanding common stock of the Company and is and has been engaged in the military technology and control systems business for the past five years. Mr. Little is a retired attorney at law, admitted to practice in the State of New York, and has not actively engaged in practice for the past five years. Mr. Little is also a stockholder of the Company.

                                    EXHIBITS

      Copy of Press Release dated June 18, 1998.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:       June  24, 1998


                                      INSCI CORP.
                                      ------------------------------
                                      (Registrant)


                                  /s/ E. Ted Prince
                                      ------------------------------
                                      E. Ted Prince
                                      Chief Executive Officer